Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
iPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
Least Cost Routing, Inc.	(Florida)
STSJ Overseas Telephone Company, Inc.	(Puerto Rico)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
Globility Communications (2006) Corporation	(Canada)
MIPPS Inc.	(Canada)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Telecom Ventures Pty., Ltd.	(Australia)
Primus Network (Australia) Pty., Ltd.	(Australia)
Primus Telecom Pty, Ltd	(Australia)
Primus Telecommunications Pty, Ltd	(Australia)
Primus Telecommunications (Australia) Pty, Ltd.	(Australia)
DSL.com Pty, Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty, Ltd.	(Australia)
Kooee Telecom	(Australia)
Global Sales Pty, Ltd.	(Australia)
Hotkey Internet Service Pty Ltd	(Australia)
Primus Data Pty, Ltd.	(Australia)
Primus Online Pty, Ltd.	(Australia)
Telegroup UK Ltd.	(United Kingdom)
Primus Telecommunications Ltd.	(United Kingdom)
Planet Talk UK Limited	(United Kingdom)
Cardsmint Limited	(United Kingdom)
Primus Telecom KK	(Japan)
Global Access Pty Ltd.	(South Africa)
P1 do Brasil Ltda	(Brazil)
Matrix Internet, S.A.	(Brazil)
US Matrix Telecommunications, Inc.	(Florida)
Communicacoes do Brasil Ltda	(Brazil)
Primus Telecomm. Netherlands B.V.	(Netherlands)
Primus Nederland B.V.	(Netherlands)
Primus Telecommunications S.A.	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Primus Telecommunications S.A.	(Spain)
Primus Telecommunications Iberica SA	(Spain)
Primus Telecommunications Belgium NV	(Belgium)
PTI Telecom GmbH	(Austria)
Primus Telecom A/S	(Denmark)
Telegroup Network Service APS	(Denmark)
LCR Telecom (Kenya) Limited	(Kenya)
Telegroup Sweden AB	(Sweden)
Lingo Network Services, Inc.	(Delaware)
Lingo, Inc.	(Delaware)
European Mobile Products and Solutions Limited	(Ireland)
Primus Telecommunication India Private Limited	(India)

Non-Operating Subsidiaries

Primus Telecommunications International, Inc.	(Delaware)
iPRIMUS.com, Inc.	(Delaware)
Lingo Holdings, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
TresCom International Inc.	(Delaware)
TresCom U.S.A. Inc.	(Florida)
Global Telephone Holdings Inc.	(US Virgin Islands)
Interisland Telephone Corporation	(US Virgin Islands)
St. Thomas & San Juan Telephone Company, Inc.	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
OTC Network Assets, Inc.	(Puerto Rico)
Stubbs Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
Primus Telecommunications Holdings Ltd	(United Kingdom)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications de Mexico SA de CV	(Spain)
4199529 Canada Inc.	(Canada)
3082833 Nova Scotia Company	(Canada)
3620212 Canada Inc.	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America Do Sul	(Brazil)
Primus Telecom AG	(Switzerland)
Primus Telecom Mauritius Holding	(Mauritius)